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                                                                    EXHIBIT 11.1
                                                                    ------------

                     THE PMI GROUP, INC. AND SUBSIDIARIES

                     COMPUTATION OF NET INCOME PER SHARE

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
                                                              Three Months Ended                Six Months Ended
                                                                   June 30,                         June 30,
                                                            2001             2000             2001            2000
                                                        ------------      ----------      -----------      -----------
Basic net income per common share:
     Net income                                          $    75,197       $  64,979       $  146,728       $  124,969
     Average common shares outstanding                        44,395          44,094           44,360           44,249
                                                        ------------      ----------      -----------      -----------

          Basic net income per common share              $      1.69       $    1.47      $      3.31       $     2.82
                                                        ============      ==========      ===========      ===========

Diluted net income per common share:

Net Income                                               $    75,197       $  64,979       $  146,728       $  124,969
                                                        ------------      ----------      -----------      -----------

Average common shares outstanding                             44,395          44,094           44,360           44,249
Net shares to be issued upon exercise of dilutive
     stock option after applying treasury stock
     method                                                    1,013             642              895              500
                                                        ------------      ----------      -----------      -----------
Average shares outstanding                                    45,408          44,736           45,255           44,749
                                                        ------------      ----------      -----------      -----------

        Diluted net income per common share              $      1.66       $    1.45       $     3.24       $     2.79
                                                        ============      ==========      ===========      ===========
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